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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-122055, Form S-3 No. 333-63918, Form S-3 No. 333-40451, Form
S-8 No. 333-37537, Form S-3 No. 333-78061, Form S-8 No. 333-82513, Form S-8 No.
333-44326 and Form S-3 No. 333-49418) of Arden Realty, Inc. and in the related Prospectuses of our report dated February 3, 2004 (except for Notes 3 and 9, as to which the date is February 21, 2005), with respect to the December 31, 2003 consolidated financial statements of Arden Realty, Inc. included in this Current Report on Form 8-K.

                                                 /s/ ERNST & YOUNG LLP

Los Angeles, California
February 22, 2005